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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Protocol Systems, Inc. of our report dated March 11, 1996 relating to the financial statements of Pryon Corporation which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


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PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
May 29, 1996


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